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                                                                 EXHIBIT 10.6(a)
                                 FIRST AMENDMENT

      THIS FIRST AMENDMENT (the "Amendment") is made and entered into as of the 22 day of March, 2002, by and between EOP-EMERYVILLE PROPERTIES, L.L.C., a DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and ZIPREALTY, INC., a CALIFORNIA CORPORATION ("Tenant").

                                    RECITALS

A. Landlord and Tenant are parties to that certain lease dated November 28, 2001 (the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 15,825 rentable square feet (the "Premises") described as Suite No. 1555 on the 15th floor of the building commonly known as Emeryville Tower III located at 2000 Powell Street, Emeryville, California (the "Building").

B. Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. ROOF SPACE FOR DISH/ANTENNA. Effective as of the date of this Amendment, Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

      A. Tenant shall have the right, in consideration for payments of $200.00 per month (the "Dish/Antenna Payments"), to lease space on the roof of the Building for the purpose of installing (in accordance with Section IX.C of the Lease), operating and maintaining a one-meter dish/antenna or other communication device approved by the Landlord (the "Dish/Antenna"). Tenant's obligation to pay Dish/Antenna Payments shall commence on the day the Dish/Antenna is installed and continue from and after the date of this Amendment for the remainder of the Term, unless the Lease with respect to the Roof Space terminates early in accordance with
            Section I.L. below. Upon each and every anniversary date of the date of this Amendment during the initial Term, and during any renewal Term hereof, the monthly Dish/Antenna Payments referenced above shall increase by 4% rounded to the nearest dollar, from the rate in effect at the end of the immediately preceding year. The Dish/Antenna Payments shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of Section IV of the Lease. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed 25 square feet (the "Roof Space"), provided, however, Landlord agrees to use its reasonable efforts to designate a location which meets the "line of sight" requirements for operation of the Dish/Antenna if such location is available. Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna, provided that if Landlord's designation prevents full and proper operation of the Dish/Antenna as reasonably determined by Tenant, Tenant may exercise its right to terminate the Lease with respect to the Roof Space in accordance with Section I.L. below unless Landlord designates an alternative Roof Space which allows for full and proper operation of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved

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            Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").

      B. Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, such approval not to be unreasonably withheld, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

      C. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

      D. If, in the sole judgment of Landlord, any electrical, electromagnetic, radio frequency or other interference shall result from the operation of any of the Dish/Antenna, Tenant agrees that Landlord may, at Landlord's option, shut down Tenant's equipment upon 8 hours prior notice to Tenant; provided, however, if an emergency situation exists, which Landlord reasonably determines in its sole discretion to be attributable to the Dish/Antenna, Landlord shall immediately notify Tenant orally, who shall act immediately to remedy the emergency situation. Should Tenant fail to so remedy said emergency situation, Landlord may then act to shut down Tenant's equipment. Tenant shall indemnify Landlord and hold it harmless from, and Tenant waives, all expenses, costs, damages, losses, claims or other liabilities arising out of said shutdown. Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the satisfaction of Landlord. If such interference has not been corrected within 30 days, Landlord may require that Tenant immediately remove from the Roof Space the specific item of equipment causing such interference, in which latter case the Dish/Antenna Payments shall be reduced by the portion of the fee applicable to such Dish/Antenna equipment for the remainder of the Term and all other terms and conditions of this Amendment shall remain in full force and effect, provided, however, if all Dish/Antenna (including appurtenances and Aesthetic Screening, if any) used by Tenant are removed under this provision, then Tenant's rights with respect to the Roof Space shall terminate as of the date of removal and Section I.F. shall apply.

      E. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Tenant shall cooperate generally with Landlord and other carriers to permit the Building's rooftop to be and remain in compliance

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            with all FCC and OSHA rules and regulations relating to radio frequency emission levels and maximum permissible exposure, including but not limited to the rules and regulations adopted in FCC document OET 65 (which rules and regulations have also been adopted by OSHA). If applicable, Tenant shall (i) reimburse Landlord for Tenant's equitable share of the cost of conducting an initial survey to ensure that the Building's rooftop is in compliance with all FCC and OSHA rules and regulations for all carriers (a "Rooftop Survey"), and (ii) to the extent the Dish/Antenna or the operation thereof causes the Building's rooftop (or any section thereof) to not be in compliance with such rules and regulations, Tenant shall either (1) promptly remedy any such non-compliance in accordance with Landlord's directions and at Tenant's sole cost and expense; or
            (2) exercise its termination right with respect to the Roof Space in accordance with Section I.L. below. In the event that Tenant (x) relocates or makes any change to the Dish/Antenna located in the Roof Space or (y) makes any change to the Dish/Antenna or operation thereof which directly or indirectly affects the operation of Dish/Antenna located in the Roof Space, Landlord may, at its option, require that a new Rooftop Survey be conducted at Tenant's sole cost and expense by an EME firm approved by Landlord in its reasonable discretion. If Tenant believes that the Dish/Antenna is excluded from coverage under FCC and OSHA rules and regulations, Tenant shall demonstrate to Landlord's reasonable satisfaction that any such Dish/Antenna is so excluded. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

      F. The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease, or this Amendment or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

      G. In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall notify Tenant in writing at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

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      H.    Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever other than for the contemplated operation of the Dish/Antenna, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

      I. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights or obligations of Tenant hereunder with respect to the Roof Space.

      J. Tenant specifically acknowledges and agrees that the terms and conditions of Article XIV of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

      K. If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article XIX of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

      L. Tenant shall have the right to terminate the Lease with respect to the Roof Space at any time during the Term by delivering to Landlord 30 days advance written notice of Tenant's intent to terminate, in which case Tenant's rights and obligations with respect to the Roof Space shall terminate as of the 30th day (the "Roof Space Termination Date") following Landlord's receipt of the termination notice. If Tenant elects to terminate the Lease with respect to the Roof Space (i) Tenant shall remove all Dish/Antenna, appurtenances and Aesthetic Screening, if any, in accordance with Section I.F. of this Amendment prior to the Roof Space Termination Date, and (ii) Tenant shall remain liable for all Dish/Antenna Payments and other sums due under the Lease with respect to the Roof Space up to and including the Roof Space Termination Date, even though billings for such may occur subsequent to the Roof Space Termination Date. The termination of the Lease with respect to the Roof Space under this
            Section I.L. shall have no effect on Landlord's and Tenant's obligation under the Lease with respect to the Premises or on the validity or enforceability of the Lease.

II. MISCELLANEOUS.

      A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

      B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

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      C.    In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

      E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

      G. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                          LANDLORD:

                          EOP-EMERYVILLE PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                          By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

                                By: Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

                                      By:    /s/ Mark Geisreiter
                                             -------------------------
                                      Name:  Mark Geisreiter
                                      Title: Senior Vice President

                          TENANT:

                          ZIPREALTY, INC., A CALIFORNIA CORPORATION

                          By:    /s/ KURT WAAG
                                 -----------------------
                          Name:  KURT WAAG
                          Title: Vice President

                          By:    /s/ PATRICK LASHINSKY
                                 -----------------------
                          Name:  PATRICK LASHINSKY
                          Title: Vice President

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